Exhibit 5.1
WilmerHale

November 8, 2007

NitroSecurity, Inc. 230 Commerce Way, Suite 325 Portsmouth, NH 03801	+1 212 230 8800 (t) +1 212 230 8888 (f) wilmerhale.com

Re:	Registration Statement on Form SB-2
Ladies and Gentlemen:
     This opinion is furnished to you in connection with a Registration Statement on Form SB-2 (File No. 333-145304) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the sale by NitroSecurity, Inc., a Delaware corporation (the “Company”), of (a) 2,012,500 units (the “Underwritten Units”) (including 262,500 Units issuable upon exercise of an over-allotment option (the “Over-Allotment”) granted by the Company to the Underwriters (as defined below)), each consisting of (i) one share of the Company’s common stock, $0.01 par value per share (the “Common Stock”), and (ii) one redeemable warrant to purchase one share of Common Stock (each, a “Warrant”), (b) 2,012,500 shares of Common Stock included in the Underwritten Units (the “Underwritten Common Stock”) (including 262,500 shares of Common Stock included in the Underwritten Units issuable upon exercise of the Over-Allotment), (c) 2,012,500 Warrants included in the Underwritten Units (the “Underwritten Warrants”) (including 262,500 Warrants included in the Underwritten Units issuable upon exercise of the Over-Allotment), (d) 2,012,500 shares of Common Stock issuable upon exercise of the Underwritten Warrants (the “Underwritten Sub-Common Stock”) (including 262,500 shares of Common Stock issuable upon exercise of the Underwritten Warrants included in the Underwritten Units issuable upon exercise of the Over-Allotment), (e) warrants to purchase up to 175,000 units in all relevant respects equivalent to the Underwritten Units to be issued to the Underwriters (the “Underwriters’ Warrants”), (f) 175,000 units in all relevant respects equivalent to the Underwritten Units issuable upon exercise of the Underwriters’ Warrants (the “Underwriters’ Units”), (g) 175,000 shares of Common Stock included in the Underwriters’ Units (the “Underwriters’ Common Stock”), (h) 175,000 Warrants included in the Underwriters’ Units (the “Underwriters’ Sub-Warrants”) and (i) 175,000 shares of Common Stock issuable upon exercise of the Underwriters’ Sub-Warrants (the “Underwriters’ Sub-Common Stock”). The securities described in clauses (a) through (i) above are collectively referred to herein as the “Securities.”
     The Securities are to be issued by the Company pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company and Paulson Investment Company, Inc., as representative of the several underwriters named therein (the “Underwriters”), the form of which has been filed as Exhibit 1 to the Registration Statement. The Underwritten Warrants and the Underwriters’ Sub-Warrants are to be exercisable pursuant to the terms of a warrant agreement (the “Warrant Agreement”) to be entered into by and among
Wilmer Cutler Pickering Hale and Dorr llp, 399 Park Avenue, New York, New York 10022
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WilmerHale
November 8, 2007

the Company and American Stock Transfer & Trust Company (the “Warrant Agent”), the form of which has been filed as Exhibit 4.4 to the Registration Statement.
     We are acting as counsel for the Company in connection with the registration of the Securities. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, the Warrant Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as amended and/or restated to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.
     For purposes of this opinion, we have assumed that the Underwritten Units, the Underwriters’ Units, the Underwriters’ Warrants, the Warrant Agreement, the Underwritten Warrants and the Underwriters’ Sub-Warrants have been duly authorized, executed and delivered by all parties thereto other than the Company. We have also assumed that the Underwritten Units, the Underwriters’ Units, the Underwriters’ Warrants, the Warrant Agreement, the Underwritten Warrants and the Underwriters’ Sub-Warrants will be the valid and binding obligations of all parties thereto other than the Company and will be enforceable against such other parties in accordance with their respective terms. We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or competence of such other parties.
     Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any such defenses may be subject to the discretion of a court.

WilmerHale
November 8, 2007

     We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Underwritten Units, the Underwriters’ Units, the Underwritten Warrants or the Underwriters’ Sub-Warrants on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of the Underwritten Units, the Underwriters’ Units, the Underwritten Warrants or the Underwriters’ Sub-Warrants may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.
     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
     Based upon and subject to the foregoing, we are of the opinion that:
1.	The Securities have been duly authorized for issuance by the Company.

2.	The Underwritten Common Stock, when issued and delivered to the Underwriters against payment therefor as provided by the Underwriting Agreement, the Underwriters’ Common Stock, when issued and paid for in accordance with the terms of the Underwriters’ Warrants, and the Underwritten Sub-Common Stock and the Underwriters’ Sub-Common Stock, when issued and paid for in accordance with the terms of the Underwritten Warrants and the Underwriters’ Sub-Warrants, respectively, will be validly issued, fully paid and non-assessable.

3.	The Underwritten Units and the Underwriters’ Units constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.	When issued by the Company and countersigned by the Warrant Agent pursuant to the terms of the Warrant Agreement, the Underwritten Warrants and the Underwriters’ Sub-Warrants will have been duly and validly executed and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

WilmerHale
November 8, 2007

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Knute J. Salhus Knute J. Salhus, Partner